EXHIBIT 99.1

Transcript of Interview with SmallCapVoice.com, Inc., dated June 9, 2016

Recorded Voice:

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Announcer:

You're wired in. http://www.smallcapvoice.com. Following is a presentation of http://www.smallcapvoice.com, today's leader in investor relations, capital formation, and retail support. Now, with your online business briefing: http://www.smallcapvoice.com's Stuart T. Smith.

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Stuart T. Smith:

Hey, everybody. Thanks so much for joining us once again here at http://www.smallcapvoice.com, where we shine a spotlight on some of the smartest and freshest plays. Here on the small and microcap markets, we're speaking once again today with Terra Tech Corporation. TRTC's the ticker symbol for Terra Tech Corp and we're speaking once again with the Chief Executive Officer of the company, Derek Peterson.

Derek, welcome back. How you doing today?

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Derek Peterson:	Hey, Stuart. Thanks for having us back on. Appreciate it.

Stuart T. Smith:

Oh, absolutely. Thank you, as always, for taking time out of your very busy schedule to speak with us. We've got a lot to talk to you about today. Let's start with Blum. Let's start with the recent filing of the Blum financials. Let's discuss those numbers, Derek.

Derek Peterson:

Yeah, so any time you close a merger, which we closed the Blum facility up in Oakland, California at the end of Q1 – March 31, to be exact – you have about 75 days to file audited financials associated with that particular merger. So we filed our 8-K, which included those numbers yesterday early in the morning, and it was a pretty big milestone. It was the first ever public audit by a PCAPB firm for an operating medical marijuana dispensary cultivation facility and extraction lab, and we used a firm called MGO out of California, which is one of the largest PCOB auditing firms in the state, and they actually audit most of the public facilities in the state – the city of San Jose, San Francisco, so we really stepped up the caliber of auditor to make sure that the consumers and the investor shareholders and people that are interested in the company have some semblance of confidence that we're using major groups that audit, like I said, public facilities throughout the state.

So that was Step Number 1, which was arduous in and of itself, and it took the full duration of that 75 days to get and conduct this audit with a full review. And again, we posted those numbers out there for the public to see, and it's been an interesting few days since then.

So a lotta people have a lot of questions on a lot of different areas of those financials, but the biggest – and first and foremost, people ask little questions like, "Why are the cost of goods so high?" for example. We operate in the state of California, and I've discussed this before in interviews, and I think you and I might have chatted about this before. California's a not-for-profit state right now. That's changing with the new legislation, AB 266 and the MMRSA platform that's coming into effect in early 2018 to turn into a for-profit state. Municipalities open, for example, might bring in the for-profit effects sooner than that, but we're not gonna rely on that. When that changes, we'll make adjustments to how we work with the financials, but if you look at the historical financials, we've operated that company as a not-for-profit. We've tried to spend down every dollar to net out to close to a zero of a net income on an annual basis. Now, that will, of course, change, and we'll operate the company from a leaner standpoint on a go forward basis, specifically when those laws and regulations change, allowing us to do so.

Stuart T. Smith:

It's been a very active time since we did our last earnings call with you, and primarily, the talk has been, as you said, around these new numbers. Now, we talked about why the cost of goods are so high. Let's discuss the 280E tax treatment. What does that mean for the people out there that don't know?

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Derek Peterson:

Yeah, so that's something the industry, as a whole, suffers from. 280E is essentially a tax regulation that doesn't allow us to deduct our normal operating business expenses, so office equipment, computers, certain types of labors. The only thing it does allow us to deduct is the cost of goods, the cost of product that we sell at the retail level. So that makes our effective tax rates very, very high in the industry, and that's something that we've been struggling with, and we're hoping to get some sort of resolution on that in the not-too-distant future.

Fortunately, we're starting to get some governmental support, legislative support; the state representatives are now stepping up and calling foul. You've got major corporations out there, Fortune 100 corporations out there, that pay effective tax rates less than ten percent, yet the medical marijuana industry can be a lot higher than that, so – substantially higher than that. So that's something we struggle with. We're working through legislative means to get that changed, but it's something that's currently going to exist in the marketplace right now for at least the short run, and we'll figure out ways to adapt to it. We're as creative as we possibly can, but we certainly maintain and stay within the boundaries of what's appropriate from a filing standpoint.

But again, the legislation will fix that over time. It's a lot like the headwinds we deal with, with banking regulations and the lack of banking regulations. So those are the two most, say, significant issues that we deal with as operators are cash handling, lack of banking, as well as 280E, and we're all working hard collectively as a consolidated industry to try to work to making some progress there over the next 12 to 18 months.

Stuart T. Smith:

You mentioned receiving some shareholder questions. We did as well, and there are some questions dealing with the structure with the Platinum cultivation split with the old owners. Let's talk a little bit about that.

Derek Peterson:

Yeah, so some of the old owners are staying on board to continue to operate the company, and we wanted to make sure that they continue to operate in the same manner that they've operated in the past, and they're one of the reasons we were so successful, you know, we opened up very late in Oakland compared to a lot of our competition there, but we've picked up a lion's share of the market share in the city because of our access to proprietary strains, our service, our skill sets, and those types of things. So we wanted to make sure we had continuity there, and the main thrust of that was keeping the Platinum group involved in the day-to-day operations.

So we've given them an operating contract; they have to perform. Otherwise, the contract gets cancelled, number one. Number two, we wanted to make sure we had their expertise in operating in the new markets we're looking at, as well. One of the reasons we were successful in the Nevada marketplace was because we have a long history of operating expertise, not only in the agricultural side, but also, on the cannabis operations side.

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So Platinum's gonna stay engaged, they have to perform, and on the cultivation side as well. One of the reasons we produce a top-tier product that has driven a lot of traffic to the Oakland marketplace and why we see close to 1,000 patients a day is because of the quality of our product, and they've done a great job managing and operating the cultivation facilities. So the deal structure – they basically and essentially continue to get 15 percent of the cultivation proceeds after expenses for the next three years.

So there's a 50 percent payout to them as a bonus for the next 3 years on that cultivation, after which, it's 100 percent owned by Terra Tech and – it's 100 percent owned now. Let me clarify that, but it's gonna be 100 percent of the profit will be going to Terra Tech from that operating facility. And we do that for a couple reasons. Like I said, we wanted to make sure we had continued continuity in the terms of the product that we're pushing out to the retail facility, and that was important to maintain that, but again, they have to perform on that side of the ledger as well.

Stuart T. Smith:	Let's talk a little bit about the rent expense that was filed. Give us a background on some of those numbers.

Derek Peterson:

Yeah, I mean, if you go through most of our line items, rent expense, for example, I think we pay right around $30,000.00 a month in rent for something close to a 20,000-square-foot facility on an acre. A lotta people don't know this, but Oakland is now the fourth most expensive rental real estate in the country, which every time I bring that up, tends to surprise a lot of people.

So Colliers International put out a recent report for Q1 and Q4 of last year for the rental rates, so we're in a retail strip mall there with great – we have road frontage, a ton of parking on almost an acre of a lot, and your average retail asking rental price is about $260.00 a square foot, so we're far under market as far as the rental expense is concerned. And we do – even though we're operating as a not for profit, we certainly make sure and make certain we look at every line item in the SGA and cost of goods to really streamline operations. And even more so now that we've taken constructive ownership of the company, we've really gone through the P&L, and I think people will see some improvements in Q2, but we're really gonna see the significant semblance of improvement, again, when the for-profit effect goes in.

So we're really building market share, we're building consumer and customer loyalty in the space, we're continuing to grow top-line revenue, and when the legislation allows us to operate as a for-profit, we'll really step on the gas pedal at that point, but we're positioning ourselves for the ability to be able to do that by, like I said, growing the top line, grabbing the market share, and separating ourselves from the competition in Oakland, which is a competitive marketplace.

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Stuart T. Smith:	Well, it is a competitive marketplace and you are a company staying very competitive. Let's talk about the S-3 filing. Let's get an update there.

Derek Peterson:

Yeah, not much to update and my hands are a little bit tied for how much I can comment, but we do have an S-3 filing for $75 million, shelf filing. If it goes effective, we'll be the first person in this space for that to happen like we were with the S-1 filing. So, that being said, nobody knows how things are going to work out from that perspective, but we've worked very hard to file clean financials to be on time with all of our filings; we AK all of our press releases that we put out; we've upgraded to the OTCQX; we've set up our compensation committee and our corporate governance. So everything that we do, we try to act like an exchange-listed company, and it's just a matter of time before exchanges are going to be open to companies in our space. It may not be now, as we saw with the recent Massroots news announcement that came out, but we certainly want to act like it, and we want to act like it in advance of uplifting.

So this is just another metrics of that. The S-3 filing will give us access to very affordable financing from what we've seen in the past, so we're looking forward to that going effective, but again, there certainly aren't any certainties there. It's another dart at the dartboard. If it works, we're gonna be in another great space. If it doesn't, our financing rates have continued to get healthier and healthier every time we go out to the capital markets.

Stuart T. Smith:

Well, one of the companies that we don't talk about a lot because there's so much going on with you in Las Vegas and elsewhere in California, all the way across the country, let's talk a little bit about Edible Garden, what they have been doing. They shipped their first order of nutritionally-enhanced SUPERLEAF lettuce to ShopRite Supermarkets. We've touched once briefly on this enhanced SUPERLEAF lettuce, but let's hit that again, and again, let's talk – touch a little bit on the distribution as well. ShopRite is big. I mean, this is a big PR for your company, and Edible Gardens seems to just keep clicking along. Go ahead, Derek.

Derek Peterson:	Yeah, like I said, the easiest way to us – for us to grow sales on the Edible Gardens side is to introduce new products into our existing sales network, right?

So it's one thing to go out to new retailers and establish new relationships, and those are longer sales cycles – we have to prove ourselves; they have to get to know us; we have to work with their buyers, but the existing infrastructure that we have, we have great close relationships with, and we've been delivering, say, basil or butterhead lettuce on a consistent basis with consistent quality. It's easy for us to go to them and say, "Hey, we've got a new product," and the codevelopment with Rutgers University to develop the SUPERLEAF, which is that high – nutritional high antioxidant redhead and – red leaf and green leaf lettuce that we've been distributing through the ShopRite chain has had great reception, and part of it's because (a) obviously, it's a great product, right? People are paying more and more attention as they get more educated about food quality, so what – every dollar that they spend in the grocery store, what am I actually getting it back from it, from a nutrition standpoint?

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I'm putting $1.00 out; what am I actually receiving back? So, things like iceberg lettuce, guess what? Not very much. In rich, high antioxidant, nutritious red leaf lettuce or green leaf lettuce, I'm getting a ton back for the dollar that I spent, and people are starting to understand that, and that's one of the reasons products like this are becoming so successful in the marketplace, not to mention the science behind it: Rutgers University and the fact that we merchandise it really well. And so when you walk into a ShopRite store or any store that's carrying these products, we have our own end caps, we have our own displays, we have our own racking systems, and that's one of the reasons we don't get lost with the commoditized items on the shelves.

So it's had great reception; the product's moving extremely well. We have some people that are interested in growing it in other areas of the country we're working at doing some kind of licensing agreements with, so we're happy with how it's turned out so far. We're continuing to push all the brands at Edible Gardens, but specifically, this one is an entrée to new markets for us.

Stuart T. Smith:

Well, and I think one big line begets another big line, and I'm talking about the distribution channels, the sales channels. I mean, ShopRite picking this up is a big coup for the company and allows the company to have that validation to get into some of the other lines out there, some of the other channels out there. So it's big on the East Coast; how far has it pushed towards the West Coast, that being Edible Gardens? Is there any push within the company to get this coast to coast?

Derek Peterson:

Yeah, we're really, really trying to establish a West Coast footprint right now. We're talking with other cultivators, and remember, our expansion strategy was not to build out existing new facilities and have it be our cap ex and have to raise the capital with everything else we have going on. And there's a ton of existing greenhouse space that's operated throughout the country where people are growing flowers and ornamentals and those types of things, so we're in talks with a lot of different growers out on the West Coast that have cultivation space available, and we're very interested to do, like I said, licensing agreements and partnership agreements with them in multiple markets.

So we have the retail store footprint; we're in facilities where there's Kroger, Marh's, Walmart, that have national footprints. So we want to make sure we have the ability to expand on that, so we're establishing these relationships, we're working hard to find new providers and people that can grow under our standards and under our protocols, and we hope to be able to announce some stuff in the not-too-distant future, but the West Coast is going to be an amazing market and we want to make sure we've got a footprint there, certainly.

Stuart T. Smith:

Once again, we're speaking with Derek Peterson, CEO of Terra Tech Corp, and we are talking about all things right now Edible Gardens, and of course, we've touched on a lot of other things earlier in this audio interview. We want you to listen back to the shareholder earnings call as well. That just was conducted last month. Lot of great information there. Keep following the flow of news here for TRTC; that's the ticker symbol.

Well, Derek, we've touched on a lotta things, as I just referenced. Anything else you want to touch on? How about a quick update on Nevada?

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Derek Peterson:

Well, there's – we certainly got a lotta projects going on, so I think during the last earnings call, I gave an update on Nevada timelines. We're still on target to meet those same time parameters. We're gonna be – have all the retail facilities open by this summer, the cultivation open by January of 2017 as well as the extraction facility; all of that's really on target.

What's really important to us this year is to spend a lot of effort and energy on the legalization campaigns, 'cause remember, our two biggest catalysts are recreational legalization in both the California and Nevada marketplace. California's backed by Sean Parker of Facebook. I feel like we've got a pretty high probability for that to pass there. Nevada's gonna need a lot of effort and energy, so we're gonna put a lot of energy into making sure that people vote yes onto – in Nevada for recreational legalization, because if that happens, we go from 10 miles per hour – 15 miles per hour to 100 pretty quickly.

So we're spending most of our energy on building out and finishing the Nevada projects, but at the same time, focusing on the recreational initiatives and a couple of the other medical initiatives, specifically Florida and the country as well.

Stuart T. Smith:

Well, what a great time to be taking a closer look at TRTC. There's the ticker symbol again. If you want to learn more about the company, visit them or visit them on social media. http://www.terratechcorp.com is the website, and of course, you can find all the links within their press releases.

Derek, as always, thanks so much for your time here today at http://www.smallcapvoice.com.

Derek Peterson:	Thanks again, Stuart. Talk to you soon.

Stuart T. Smith:	All right. For Derek Peterson, this is Stuart Smith saying thanks so much for listening.

Recorded Voice:

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